UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRILLIANT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

99 Dan Ba Road, C-9, Putuo District, Shanghai, Peoples Republic of China	200062
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, consisting of one Ordinary Share, one Right entitling the holder to 1/10 of one Ordinary Share, and one Redeemable Warrant	Nasdaq Capital Market

Ordinary Shares, no par value	Nasdaq Capital Market

One Right entitling the holder to 1/10 of one Ordinary Share	Nasdaq Capital Market

One Redeemable Warrant, each warrant exercisable for one Ordinary Share at an exercise price of $11.50	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-237153 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights, and warrants to purchase ordinary shares of Brilliant Acquisition Corporation (the “Company”). The description of the units, rights, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-237153) filed with the U.S. Securities and Exchange Commission on March 13, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description

3.1	MEMORANDUM AND ARTICLES OF ASSOCIATION
3.2	FORM OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION
4.1	SPECIMEN UNIT CERTIFICATE
4.2	SPECIMEN ORDINARY SHARES CERTIFICATE
4.3	SPECIMEN WARRANT CERTIFICATE
4.4	SPECIMEN RIGHT CERTIFICATE
4.5	FORM OF WARRANT AGREEMENT BETWEEN CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND THE REGISTRANT
4.6	FORM OF RIGHTS AGREEMENT BETWEEN CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND THE REGISTRANT
10.2	FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT BETWEEN CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND THE REGISTRANT
10.4	FORM OF REGISTRATION RIGHTS AGREEMENT BETWEEN THE REGISTRANT AND THE INITIAL SHAREHOLDERS

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRILLIANT ACQUISITION CORPORATION

	By:	/s/ Dr. Peng Jiang
Dr. Peng Jiang
Dated: June 22, 2020		Chief Executive Officer

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